Exhibit 99.1

Liberator, Inc. Announces the Retirement of 25 Million Shares

27% Reduction in the Number of Shares Outstanding Is Expected to Improve Overall Capital Structure and Enhance Shareholder Value

ATLANTA, GA, February 10, 2012 – Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth and vertically integrated company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, today announced it has retired approximately 25 million shares of common stock, equating to a 27% reduction in the number of shares outstanding.

The retirement of these shares occurred in connection with the company’s November 2011 sale of its former subsidiary, Web Merchants Inc. (“WMI”). The company shares, which were owned by the former president and majority shareholder of WMI, Fred Petrenko, were released from escrow and retired following satisfaction of certain conditions described in the agreements for the sale of WMI.

Immediately following retirement of the 25,394,400 shares, there were 67,002,647 shares of common stock issued and outstanding. Management believes the retirement of these shares demonstrates a commitment to common shareholders as the company strives to enhance shareholder value.

“We view this as a very positive step forward in improving the overall capital structure of our company,” said Louis Friedman, President and CEO of Liberator, Inc. “By reducing our issued and outstanding common shares, we will add value to both our new and existing shareholders, while Liberator continues to improve revenues and implement our strategic growth initiatives in 2012 and beyond.”

About Liberator, Inc.

Liberator, Inc. is a dynamic high-growth and vertically integrated public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories. Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. The company is known for cutting-edge advertising and product branding. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

Liberator operates an online retail e-commerce website at: www.Liberator.com and can be followed on Twitter at: www.twitter.com/Liberator.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

Toll-free: (800) 592-6067

Email: info@trilogy-capital.com